As filed with the Securities and Exchange Commission on August 15, 2025.

Registration No. 333-289233

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

to

FORM S-1/A
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Odyssey Health Incorporated
(Exact name of Registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	3841 (Primary Standard Industrial Classification Code Number)	47-1022125 (I.R.S. Employer Identification Number)

2300 West Sahara Avenue, Suite 800 - #4012,

Las Vegas, NV 89102

(702) 780-6559
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joseph Michael Redmond
President and Chief Executive Officer
Odyssey Health Incorporated

2300 West Sahara Avenue, Suite 800 - #4012,

Las Vegas, NV 89102

(702) 780-6559
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Joshua D. Brinen

Brinen & Associates, LLC

330 Seventh Avenue, Suite 501

New York, New York 10001

(212) 330-8151

Approximate date of commencement of the proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged to the Registration Statement filed on August 4, 2025, and consists only of the cover page, this explanatory note and Part II of the Registration Statement. This Amendment No. 2 is being filed solely for the purpose of filing Exhibit 5.1 to this registration statement on Form S-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No change is made to the preliminary prospectus constituting Part I of the Registration Statement. This Amendment No. 2 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged to the Registration Statement filed on August 4, 2025, and consists only of the cover page, this explanatory note and Part II of the Registration Statement.

Part II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered (excluding the underwriting discount). Except for the Securities and Exchange Commission registration fee, all amounts are estimates.

Amount Paid or to be Paid
SEC registration fee	$66.75
Legal fees and expenses	$17,500
Accounting fees and expenses	$3,500
Miscellaneous fees and expenses	$–
Total	$21,066.75

Item 14. Indemnification of Directors and Officers.

Sections 78.751 And 78.7502 of the Nevada Revised Statutes (NRS) provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.7502 of the NRS also provides that directors and officers of Nevada corporations may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Section 78.751 of the NRS states that any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made by: (a) the stockholders; (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Article VIII of our articles of incorporation provides that we shall, to the fullest extent permitted by the laws of the State of Nevada, indemnify our directors, officers and certain other persons, and that we shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the NRS.

Article V, Section 1 of our bylaws provides that our directors, officers and certain other persons shall be indemnified and held harmless by us to the fullest extent permitted by the laws of the State of Nevada.

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Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding securities we have issued within the past three years that were not registered under the Securities Act:

In fiscal 2023. the Board granted 6,500,000 stock options to directors, officers and employees with a weighted-average exercise price of $0.22 and 2,800,000 restricted stock units (“RSUs”) with a fair value of $0.30 per share. Stock options and RSUs granted to directors, officers and employees were in exchange for ongoing services in their respective capacities. The stock options and RSUs granted to consultants and others were in exchange for services provided in an amount equal to the fair value of awards granted.

In September and October 2022 and March 2023, in connection with entering into consulting agreements, we issued consultants 2,300,000 shares of our common stock valued at an average price of $0.19 per share for a total value of $433,800.

In September 2022, we entered into a promissory note for $30,000 with a consultant for investor relations services with an interest rate of 8% per annum and a due date of December 31, 2022. On December 30, 2022, this promissory note was amended to extend the maturity date to January 31, 2023. On January 31, 2023, the note was extended to June 30, 2023. As consideration, the consultant was granted a five-year stock option for 50,000 shares of common stock at $0.17 per share with a value of $7,700. On June 9, 2023, we entered into Amendment No. 2 to this promissory note pursuant to which we converted the loan into 300,000 shares of our common stock with a value of $36,000.

In November 2022, in connection with the Option Agreement with Prevacus, we issued 1,000,000 shares of our common stock with a value of $0.17 per share for a total value of $170,000.

In December 2022, we entered into a Securities Purchase Agreement (the “SPA”) with Mast Hill Fund, L.P. (“Mast Hill”). We issued a five-year share purchase warrant entitling Mast Hill to acquire 2,000,000 shares of our common stock at $0.20 per share with a value of $274,000 and a five-year warrant for 4,000,000 shares of our common stock at $0.20 per share with a value of $548,000 issuable in the event of default. In connection with the agreement, we issued Carter Terry & Company, Inc. 213,725 shares of our common stock valued at $13,443.

In June 2023, we entered into Amendment No. 1 to the SPA dated December 13, 2022. Pursuant to the Amendment, we issued a five-year common stock purchase warrant to Mast Hill Fund L.P. for the purchase of 1,000,000 shares of our common stock at $0.20 per share with a fair value of $28,448.

In June 2023, Mast Hill converted $40,250 of accrued interest and $1,750 of fees for a total of $42,000 into 560,000 shares of our common stock.

On September 29, 2023, we granted a non-employee consultant 250,000 stock options at $0.078 per share. These options expire September 24, 2028.

On December 20, 2023, ClearThink Capital Partners, LLC (“ClearThink”) exercised their option to convert their convertible note payable of $175,000 plus $20,000 interest into 975,000 shares of common stock at $0.20 per share.

On January 18, 2024, Mast Hill converted $44,266 together with $4,024 interest, and $1,750 for fees totaling $50,040 into 695,000 shares of common stock at a conversion price of $0.072 per share.

On January 31, 2024, we issued 12,444,445 warrants exercisable at $0.072 per share having a total value of $63,455. These warrants expire December 13, 2027.

On April 30, 2024, we granted two non-employee consultants a total of 2,250,000 stock options at $0.10 per share. These options expire April 29, 2029.

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On June 28, 2024, we granted a non-employee consultant 2,500,000 stock options at $0.10 per share. These options expire June 27, 2029.

We issued an accredited investor, a warrant to purchase 300,000 shares of our common stock at $0.10 per share that expires August 14, 2029, with a fair value of $13,343.

The offers, sales and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering. All recipients of these securities were accredited investors within the meaning of Rule 501 of Regulation D of the Securities Act who were acquiring the applicable securities for investment and not distribution and had represented that they could bear the risks of the investment. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about us.

The purchasers of securities in the transactions described in this Item 15 received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration requirements of the Securities Act. Appropriate legends were affixed to the securities issued in these transactions.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

(b) Financial Statement Schedules

All financial statement schedules have been omitted because they are not required or because the required information is given in the financial statements or notes to those statements.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933:

(a) each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

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(b) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(c) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation of Odyssey Group International, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on December 8, 2014).
3.2	Amended Articles of Incorporation of Odyssey Group International, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on December 8, 2014).
3.3	Bylaws of Odyssey Group International, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on December 8, 2014).
5.1	Opinion of Brinen & Associates, LLC
10.2	Employment Agreement, dated January 21, 2021 by and between Odyssey Group International, Inc. and Joseph Michael Redmond (incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 26, 2021).*,***
10.3	Employment Agreement, dated January 21, 2021 by and between Odyssey Group International, Inc. and Christine M. Farrell (incorporated by reference to Exhibit 10.2 to Form 8-K filed on January 26, 2021).*,***
10.4	Employment Agreement dated November 1, 2022 by and between Odyssey Group International, Inc. and Erik Emerson (incorporated by reference to Exhibit 10.1 to Form 8-K filed on November 4, 2022). *
10.5	Employment Agreement by and between Odyssey Group International, Inc. and Gregory W. Gironda, dated November 1, 2022 (incorporated by reference to Exhibit 10.2 to Form 8-K filed on November 4, 2022). *
10.6	License Transfer Agreement, effective as of January 31, 2019, by and between Odyssey Group International, Inc. and Electromedica, LLC (incorporated by reference to Exhibit 10.5 to Form S-1 filed on November 23, 2020).*
10.7	Intellectual Property Purchase Agreement, effective as of June 26, 2019, by and among Odyssey Group International, Inc., James De Luca and Murdock Capital Partners (incorporated by reference to Exhibit 10.7 to the Form S-1 filed on November 23, 2020).*
10.8	Form of Common Stock Purchase Warrant totaling 550,000 Shares of Common Stock of Odyssey Group International, Inc. issued to Alliance Global Partners, Alejandro Barrientos and David Bocchi, effective August 6, 2020 (incorporated by reference to Exhibit 10.10 to Form S-1 filed November 23, 2020).*
10.9	Purchase Agreement, dated August 14, 2020, by and between Odyssey Group International, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 to Form 8-K filed on August 17, 2020).*
10.10	Registration Rights Agreement, dated August 14, 2020, by and between Odyssey Group International, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 to Form 8-K filed on August 17, 2020).*
10.11	Amendment No. 1 to Purchase Agreement, dated August 14, 2020, by and between Odyssey Group International, Inc. and Lincoln Park Capital fund, LLC (incorporated by reference to Exhibit 10.2 to Form 8-K filed on November 19, 2020).*
10.12	Prevacus Asset Agreement. (incorporated by reference to Exhibit 10.5 to Form 8-K filed on January 8, 2021).*
10.13	Amendment No. 1 to the Warrant Agreement, dated December 11, 2020, by and between Odyssey Group International, Inc. and LGH Investments, LLC. (incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 28, 2021).*
10.14	Securities Purchase Agreement with LGH Investments, LLC.(incorporated by reference to Exhibit 10.1 to Form 8-K filed on April 7, 2021).*
10.15	Securities Purchase Agreement, dated October 18, 2021 by and between Odyssey Group International, Inc. and Tysadco Partners LLC (incorporated by reference to Exhibit 10.1 to Form 8-K filed on October 21, 2021).*
10.16	Warrant, dated October 18, 2021 issued to Tysadco Partners LLC. (incorporated by reference to Exhibit 10.2 Form 8-K filed on October 21, 2021).*
10.17	Amended Securities Purchase Agreement, dated October 18, 2021 by and between Odyssey Group International, Inc. and Tysadco Partners LLC. (incorporated by reference to Exhibit 10.2 to Form 8-K/A filed on October 26, 2021).*
10.18	Securities Purchase Agreement, dated October 22, 2021 by and between Odyssey Group International, Inc. and Lincoln Park Capital, LLC. (incorporated by reference to Exhibit 10.1 to Form 8-K filed on October 26, 2021).*

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10.19	Warrant dated October 22, 2021 issued to Lincoln Park Capital, LLC. (incorporated by reference to Exhibit 10.2 to Form 8-K filed on October 26, 2021).*
10.20	Form of Subscription Agreement dated April 14, 2022 between Odyssey Health, Inc. and certain purchasing security holders (incorporated by reference to Exhibit 10.1 to Form 10-Q filed on June 14, 2022).*
10.21	Form of Stock Purchase Agreement dated April 14, 2022 between Odyssey Health, Inc. and certain purchasing security holders (incorporated by reference to Exhibit 10.2 to Form 10-Q filed on June 14, 2022).*
10.22	Form of Warrant Agreement dated April 14, 2022 between Odyssey Health, Inc. and certain purchasing security holders (incorporated by reference to Exhibit 10.3 to Form 10-Q filed on June 14, 2022).*
10.23	Form of Registration Rights Agreement dated April 14, 2022 between Odyssey Health, Inc. and certain purchasing security holders (incorporated by reference to Exhibit 10.4 to Form 10-Q filed on June 14, 2022).*
10.24	Form of Promissory Note dated December 2021 between Odyssey Group International, Inc. and various officers and directors (incorporated by reference to Form 8-K filed on December 27, 2021). *
10.25	Form of Amendment to Promissory Note dated April 20, 2022 between Odyssey Health, Inc. and various officers and directors (incorporated by reference to Exhibit 10.5 to Form 10-Q filed on June 14, 2022).*
10.26	Form of Amendment to Promissory Note dated June 4, 2022 between Odyssey Health, Inc. and various officers and directors (incorporated by reference to Exhibit 10.8 to Form 10-Q filed on June 14, 2022).*
10.27	Form of Amendment No. 4 dated December 30, 2022 to Promissory Note with Directors and Officers dated December 21, 2021 (incorporated by reference to Exhibit 10.2 to Form 8-K filed on January 3, 2023).*
10.28	Form of Amendment No. 5 dated March 31, 2023 to Promissory Note with Directors and Officers dated December 21, 2021 (incorporated by reference to Exhibit 10.2 to Form 8-K filed on April 4, 2023).*
10.29	Form of Amendment No. 6 dated June 30, 2023 to Promissory Note with Directors and Officers dated December 21, 2021 (incorporated by reference to Exhibit 10.1 to Form 8-K filed on July 7, 2023).*
10.30	Form of Amendment No. 7 dated November 1, 2023 to Promissory Note with Directors and Officers Dated December 21, 2021. Incorporated by reference to Form 8-K filed with the SEC on November 2, 2023.*
10.31	Form of Amendment No. 8 dated January 31, 2024, to Promissory Note with Directors and Officers dated December 21, 2021 (incorporated by reference to Exhibit 10.3 to Form 10-Q filed on March 18, 2024).*
10.32	Form of Amendment No. 9 dated July 31, 2024, to Promissory Note with Directors and Officers dated December 21, 2021 (incorporated by reference to Exhibit 10.32 to Form 10-K filed on November 13, 2024).*
10.33	Convertible Promissory Note dated August 29, 2021 with Tysadco Partners, LLC (incorporated by reference to Exhibit 10.38 to Form 10-K filed on October 30, 2023).*
10.34	Amendment to Convertible Promissory Note dated March 31, 2022 between Odyssey Health, Inc. and Tysadco Partners, LLC (incorporated by reference to Exhibit 10.1 to Form 8-K filed on April 14, 2022).*
10.35	Second Amendment and Assignment to Convertible Promissory Note dated March 14, 2023 to Promissory Note dated August 29, 2021 with Tysadco Partners, LLC (incorporated by reference to Exhibit 10.5 to Form 10-Q filed on March 17, 2023).*
10.36	Amendment to Convertible Promissory Note dated February 1, 2022 between Odyssey Health, Inc. and LGH Investments, LLC (incorporated by reference to Exhibit 10.1 to Form 8-K filed on February 18, 2022).*
10.37	Amendment No. 1 to Convertible Promissory Note with LGH Investments, LLC dated February 15, 2022 (incorporated by reference to Form 8-K filed on February 18, 2022).*
10.38	Amendment to Convertible Promissory Note dated June 10, 2022 between Odyssey Health, Inc. and LGH Investments, LLC (incorporated by reference to Exhibit 10.9 to Form 10-Q filed on June 14, 2022).*
10.39	Amendment No. 3 to Convertible Promissory Note dated September 29, 2022 between Odyssey Health, Inc. and LGH Investments, LLC (incorporated by reference to Form 8-K filed on October 3, 2022).*
10.40	Amendment No. 4 dated December 29, 2022 to Convertible Promissory Note with LGH Investments, LLC dated April 5, 2021 (incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 3, 2023.)*

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10.46	Amendment No. 5 to Convertible Promissory Note dated March 31, 2023 between Odyssey Health, Inc. and LGH Investments LLC (incorporated by reference to Exhibit 10.1 to Form 8-K filed on April 4, 2023).*
10.47	Amendment No. 6 to Convertible Promissory Note dated July 6, 2023 between Odyssey Health, Inc. and LGH Investments LLC (incorporated by reference to Exhibit 10.2 to Form 8-K filed on July 7, 2023). *
Amendment No. 7 to Convertible Promissory Note with LGH Investments dated April 5, 2021 (incorporated by reference to Form 8-K filed with the SEC on January 5, 2024).*
10.48	Form of Note Purchase Agreement dated August 15, 2023 between Odyssey Health, Inc. and certain accredited investors (incorporated by reference to Form 8-K filed with the SEC on August 18, 2023).
10.49	Form of Convertible Promissory Note dated August 15, 2023 between Odyssey Health, Inc. and certain accredited investors (incorporated by reference to Form 8-K filed with the SEC on August 18, 2023).*
10.50	Form of Spinco Common Stock Purchase Warrant dated August 15, 2023 between Odyssey Health, Inc. and certain accredited investors (incorporated by reference to Form 8-K filed with the SEC on August 18, 2023).*
10.51	Oragenics, Inc. Asset Purchase Agreement, dated October 5, 2023 (incorporated by reference to Form 8-K filed with the SEC on October 5, 2023).*
10.52	Asset Purchase Agreement Closing with Oragenics, Inc., dated December 28, 2023 (incorporated by reference to Form 8-K filed with the SEC on December 29, 2023).*
10.53	Promissory Note with accredited investor Jonathan Lutz, dated February 13, 2024 (incorporated by reference to Exhibit 10.4 to Form 10-Q filed on March 18, 2024).*
10.54	Securities Purchase Agreement, dated December 13, 2022 by and between Odyssey Health, Inc. and Mast Hill Fund, L.P. (incorporated by reference to Form 10-Q filed with the SEC on December 14, 2022).*
10.55	Promissory Note issued to Mast Hill Fund, L.P. on December 13, 2022 (incorporated by reference to Form 10-Q filed with the SEC on December 14, 2022).*
10.56	First Warrant issued to Mast Hill Fund, L.P. on December 13, 2022 (incorporated by reference to Form 10-Q filed with the SEC on December 14, 2022).*
10.57	Second Warrant issued to Mast Hill Fund, L.P. on December 13, 2022 (incorporated by reference to Form 10-Q filed with the SEC on December 14, 2022).*
10.58	Amendment No. 1 dated June 13, 2023 to the Promissory Note issued on December 13, 2022 with Mast Hill Fund, L.P. (incorporated by reference to Form 10-Q filed June 14, 2023).*
10.59	Amendment No. 2 dated March 13, 2024, to the Promissory Note issued on December 13, 2022 with Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.5 to Form 10-Q filed on March 18, 2024).*
10.60	Amendment No. 1 dated June 25, 2024 to Promissory Note with accredited investor Jonathan Lutz, dated February 13, 2024 (incorporated by reference to Exhibit 10.60 to Form 10-K filed on November 13, 2024).*
10.61	Amendment No. 2 dated August 13, 2024 to Promissory Note with accredited investor Jonathan Lutz, dated February 13, 2024 (incorporated by reference to Exhibit 10.61 to Form 10-K filed on November 13, 2024).*
10.62	Amendment No. 3 dated October 29, 2024, to the Promissory Note issued on December 13, 2022 with Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.62 to Form 10-K filed on November 13, 2024).*
10.63	Pledge Agreement dated October 29, 2024, with Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.63 to Form 10-K filed on November 13, 2024).*
10.64	Purchase Agreement, dated July 29, 2025, by and between Odyssey Health, Inc. and Mast Hill Fund, L.P. (incorporated by reference to Form 8-K filed with the SEC on August 4, 2025).*
10.65	Registration Rights Agreement, dated July 29, 2025, by and between Odyssey Health, Inc. and Mast Hill Fund, L.P. (incorporated by reference to Form 8-K filed with the SEC on August 4, 2025).*
10.66	Form of Amendment No. 11 dated July 31, 2025, to Promissory Note with Directors and Officers dated December 21, 2021 (incorporated by reference to 8-K filed on August 4, 2025).*
14.1	Odyssey Group International, Inc. Code of Ethics (incorporated by reference to Exhibit 14 to Form 10-K filed on October 23, 2019).*
23.1	Consent of Turner, Stone and Company, LLP*
23.2	Consent of Brinen & Associates, LLC (included in Exhibit 5.1 herein).**
24.1	Power of Attorney (included on the signature page to this prospectus).**
107	Filing Fee Table*

†	Previously furnished.
*	Previously filed.
**	Filed herewith.
***	Indicates a management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada on August 15, 2025.

ODYSSEY HEALTH, INC.

By:	/s/ JOSEPH MICHAEL REDMOND
Joseph Michael Redmond. President, Chief Executive Officer, Chief Financial Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Michael Redmond and Christine Farrell, or either of them, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ JOSEPH MICHAEL REDMOND	President, Chief Executive Officer,	August 15, 2025
Joseph Michael Redmond	Chief Financial Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ JEROME CASEY	Director	August 15, 2025
Jerome Casey

/s/ RICKY W. RICHARDSON	Director	August 15, 2025
Ricky W. Richardson

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